UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 7, 2022

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292		23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

77 East King Street,	P. O. Box 250	Shippensburg,	Pennsylvania	17257
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(717)	532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry Into Material Definitive Agreement
On December 7, 2022, Orrstown Financial Services, Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle and resolve the previously disclosed shareholder class action lawsuit filed by Southeastern Pennsylvania Transportation Authority on behalf of itself and all others similarly situated (collectively, the “Plaintiffs”), initially filed on May 25, 2012 in the U.S. District Court for the Middle District of Pennsylvania (the “Court”) against the Company, its wholly-owned subsidiary Orrstown Bank (the “Bank”), certain of its current and former officers and directors, the Company’s former independent registered public accounting firm, and the two underwriters in the Company's March 2010 public offering of common stock (collectively, the “Defendants”).
The Stipulation further memorializes the terms set forth in the previously disclosed Memorandum of Understanding entered into by the Plaintiffs and Defendants on November 7, 2022 and provides for a payment to the Plaintiffs of $15.0 million, to which the Company has agreed to contribute $13.0 million, a mutual release of claims against all parties, and a stipulation that the lawsuit will be dismissed with prejudice. The Stipulation does not include any admission of wrongdoing by any party. The Company has agreed to settle the case in order to avoid the cost, risks and distraction of continued litigation.
The Stipulation was filed with the Court on December 8, 2022. The proposed settlement contemplated by the Stipulation is subject to preliminary and final court approval. In addition, the Defendants have the option to terminate the Settlement if class members who in the aggregate purchased more than a certain number of shares of Orrstown Financial Services, Inc. common stock during the class period, timely and validly exclude themselves from the Class.
This description of the Stipulation does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stipulation, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: the failure to obtain Court approval of the proposed settlement, the number of plaintiffs who opt-out of the proposed settlement, whether the proposed settlement is appealed, and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Reports on Form 10-Q under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings made with the SEC. The statements are valid only as of the date hereof and the Company disclaims any obligation to update this information. The foregoing list of factors is not exhaustive.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Stipulation and Agreement of Settlement

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date: December 13, 2022	By:	/s/ Neelesh Kalani
Neelesh Kalani Executive Vice President and Chief Financial Officer (Duly Authorized Representative)